Exhibit 99.1
AWH ANNOUNCES Q2 2024 FINANCIAL RESULTS
Achieved $141.5M Net Revenue in Q2 2024, a 15% Increase Year-Over-Year
Reported $28.3 million in Adjusted EBITDA, a 33% Increase Year-Over-Year
Generated Positive Cash from Operations and Free Cash Flow
NEW YORK, NY, August 5, 2024 — Ascend Wellness Holdings, Inc. (“AWH,” or the “Company” or “Ascend”) (CSE: AAWH.U/ OTCQX:AAWH), a vertically integrated multi-state cannabis operator focused on bettering lives through cannabis, today reported its financial results for the three months ended June 30, 2024 (“Q2 2024”). Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.
Q2 2024 Financial Highlights
•Gross revenue increased 14.3% year-over-year and decreased 0.9% quarter-over-quarter to $172.7 million.
•Net revenue, which excludes intercompany sales of wholesale products, increased 15.1% year-over-year and decreased 0.6% quarter-over-quarter to $141.5 million.
•Retail revenue increased 3.6% year-over-year and decreased 2.2% quarter-over-quarter to $93.1 million.
•Gross wholesale revenue increased 30.1% year-over-year and 0.8% quarter-over-quarter to $79.6 million. Wholesale revenue, net of intercompany sales, increased 46.2% year-over-year and 2.7% quarter-over-quarter to $48.5 million.
•Net loss of $21.8 million during the quarter compared to net income of $0.8 million in Q2 2023.
•Adjusted EBITDA1 was $28.3 million, representing a 20.0% margin. Adjusted EBITDA1 increased 32.9% and Adjusted EBITDA Margin1 improved 269 basis points year-over-year. Adjusted EBITDA1 declined 12.7% quarter-over-quarter and Adjusted EBITDA Margin1 was down 278 basis points sequentially.
•As of June 30, 2024, cash and cash equivalents were $83.7 million and net debt2 was $225.6 million.
•Generated approximately $32 million of cash flows from operations, representing the sixth consecutive quarter of positive operating cash flow. Excluding approximately $18 million in state and federal tax refunds, cash flow from operations was approximately $14 million.
1    Adjusted EBITDA/Margin and Adjusted Gross Profit/Margin are non-GAAP financial measures. Please see the “GAAP Reconciliations” at the end of this release.
2    Total debt is net of unamortized deferred financing costs. Net debt is equal to Total Debt net less Cash & Equivalents.

•Generated approximately $27 million of free cash flow3, or $9 million excluding state and federal tax refunds.
Business Highlights
•Successfully refinanced $215 million of the existing term loan with a new, oversubscribed Senior Secured Note facility.
•Opened two dispensaries in Q2 2024, including Cranberry, Pennsylvania and Wharton, New Jersey (a relocation from Montclair, New Jersey).
•Two partner stores were opened in the Greater Chicago area, bringing total number of consolidated and operating dispensaries to 38.
•Began selling AWH brands of products in Maryland, produced by our production partner.
•Enhanced governance practices with the appointment of Julie Francis as a new Independent Director.
•Subsequent to the quarter, AWH received dual-use certificates of operation for the stores that AWH operates in Ohio, enabling the start of non-medical customer sales.
Management Commentary
"As I reflect on the quarter, I am grateful to our stakeholders, including our valued patients and customers, our dedicated employees, and our supportive lenders and investors. In Q2, we achieved robust year-over-year growth for several of our key metrics, including a 15% increase in revenue and a 33% rise in Adjusted EBITDA1,” said John Hartmann, Chief Executive Officer. "This growth was led by an impressive increase in the number of wholesale customers, the opening of seven retail dispensaries4, and the acquisition of four dispensaries in Maryland which later began selling adult-use. In addition to the growth compared to last year, the team delivered in generating positive cash flow from operations for the sixth consecutive quarter and the successful refinancing of our term loan, which transaction included securing the option to refinance the remaining $60 million. While I am proud of the team for delivering these achievements, we must focus on driving continuous improvement across the business," continued Hartmann.
"Although we delivered solid growth compared to last year, our performance this quarter did not meet our expectations. Consequently, we are actively managing costs and optimizing business functions to address this shortfall. In light of increased retail competition in select markets and the recent profitability trends of our wholesale business, we are revising our full-year guidance. We now anticipate net revenue to increase between 11 and 13% and Adjusted EBITDA to increase between 5 and 10% for the full year 2024 compared to the prior year. Additionally, we now anticipate Cash from Operations to be above $40 million, excluding the benefit of tax refunds. Despite recent challenges, we believe that with our strong asset base, combined with the commencement of non-medical sales in Ohio, our planned additional dispensaries, and purposeful cost actions we can achieve these significant year-over-year growth figures,” said Mark Cassebaum, Chief Financial Officer.

3 Free cash flow is defined as Cash from Operations less additions to capital assets.

Q2 2024 Financial Overview
Net revenue increased 15.1% year-over-year and decreased 0.6% quarter-over-quarter. Sequential declines were driven by retail headwinds in Illinois, New Jersey, and Massachusetts, partially offset by retail growth in Pennsylvania and Maryland, and wholesale sales improvements in New Jersey, Pennsylvania, and Massachusetts.
Total retail revenue in the second quarter of 2024 was $93.1 million, representing a 3.6% increase compared to Q2 2023 driven by the opening of seven new stores4, the acquisition of four dispensaries in Maryland which began adult-use sales in July 2023, and the addition of two partner stores. This represents a 2.2% decrease in retail revenue compared to the prior quarter driven by declines in Illinois, New Jersey, and Massachusetts, which were partially offset by new store additions and sales improvements in Pennsylvania and sales improvements in Maryland and Ohio.
Gross wholesale revenue was $79.6 million, a 0.8% sequential increase, driven by an increase in third-party sales in Massachusetts and New Jersey and intercompany sales in Pennsylvania, partially offset by declines in intercompany sales in Michigan. Net wholesale revenue, excluding intercompany sales, increased 2.7% sequentially to $48.5 million, driven by increases in third-party wholesale sales in Massachusetts and New Jersey.
Q2 2024 gross profit was $41.6 million, or 29.4% of revenue, compared to $52.0 million, or 36.5% of revenue, in the prior quarter. Q2 2024 Adjusted Gross Profit1 was $53.0 million, or 37.5% of revenue, compared to $62.4 million, or 43.8% of revenue, in the prior quarter. Adjusted Gross Profit1 excludes depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, and non-cash inventory adjustments. Adjusted Gross Profit Margin1 decreased 635 basis points sequentially, primarily driven by declines in wholesale profitability in Massachusetts and Illinois, followed by declines in retail profitability in Massachusetts, Illinois, and New Jersey.
Total Q2 2024 general and administrative (“G&A”) expenses were $43.1 million, compared to $49.5 million in the prior quarter. Total G&A expenses as a percentage of revenue improved from 34.7% of revenue in the prior quarter to 30.4% of revenue. The prior quarter's expenses included several one-time cost items that did not recur. Additionally, this quarter's G&A was further reduced by a decrease in labor and related expenses.
Net loss for the second quarter of 2024 was $21.8 million compared to net income of $0.8 million in Q2 2023. Q2 2023 benefited from the recognition of a one time Employee Retention Tax Credit.
Adjusted EBITDA1, which adjusts for tax, interest, depreciation, amortization, equity-based compensation, and other items deemed one-time or non-recurring in nature, was $28.3 million in Q2 2024. This represents a 32.9% increase year-over-year and a 12.7% decrease quarter-over-quarter. The declines were driven by the aforementioned gross profit decreases being partially offset by a reduction in labor expenses. Adjusted EBITDA Margin1 of 20.0% improved 269 basis points compared to prior year, but decreased 278 basis points compared to the prior quarter. The sequential decline was driven by the aforementioned gross profit headwinds, which were partially offset by a reduction in labor and related expenses.
4 Includes pending acquisition of Ohio Patient Access, LLC.

Non-GAAP Financial Information
This press release includes certain non-GAAP financial measures as defined by the United States Securities and Exchange Commission (“SEC”), including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.
Conference Call and Webcast
AWH will host a conference call on August 5, 2024 at 8:30 a.m. ET to discuss its financial results for the quarter ended June 30, 2024. The conference call may be accessed by dialing (888) 390-0605. A live audio webcast of the call will also be available on the Investor Relations section of AWH’s website at https://www.awholdings.com/investors and will be archived for replay.
About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated operator with assets in Illinois, Maryland, Massachusetts, Michigan, Ohio, New Jersey, and Pennsylvania. AWH owns and operates state-of-the-art cultivation facilities, growing award-winning strains and producing a curated selection of products for retail and wholesale customers. AWH produces and distributes its in-house Common Goods, Simply Herb, Ozone, Ozone Reserve, and Royale branded products. For more information, visit www.awholdings.com.
Additional information relating to the Company’s second quarter 2024 results is available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/, the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca.
Cautionary Note Regarding Forward-Looking Information
This news release includes forward-looking information and statements (together, “forward-looking statements”), which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected revenue, expectations regarding production capacity, anticipated capital expenditures, expansion, profit, product demand, margins, costs, cash flows, sources of capital, growth rates, and future financial and operating results are forward-looking statements. We caution investors that any such forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends, the receipt of all required regulatory approvals, and on certain assumptions and analysis made by the Company in light of the experience of the Company and perception of historical trends, current conditions, and expected future developments and other factors management believes are appropriate.
Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein. Such factors include, among others, the risks and uncertainties identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company’s other reports and filings with the applicable Canadian securities regulators on its profile on SEDAR+ at www.sedarplus.ca and with the SEC on its profile on EDGAR at

www.sec.gov. Although the Company believes that any forward-looking information herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such statements, there can be no assurance that any such forward-looking statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking statements. Any forward-looking statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws. The Canadian Securities Exchange has not reviewed, approved, or disapproved the content of this news release.

Contacts
Investor & Media Contact
EVP, Investor Relations & Strategy
Rebecca Koar
IR@awholdings.com
(617) 453-4042 ext. 90102

Chief Executive Officer
John Hartmann
(617) 453-4042 ext. 90102

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Revenue, net	$141,536	$122,988	$283,946	$237,164
Cost of goods sold	(99,963)	(94,669)	(190,336)	(173,141)
Gross profit	41,573	28,319	93,610	64,023
Operating expenses
General and administrative expenses	43,095	36,304	92,557	71,753
Operating (loss) profit	(1,522)	(7,985)	1,053	(7,730)

Other (expense) income
Interest expense	(8,535)	(10,481)	(17,073)	(19,456)
Other, net	379	24,044	689	24,309
Total other (expense) income	(8,156)	13,563	(16,384)	4,853
(Loss) income before income taxes	(9,678)	5,578	(15,331)	(2,877)
Income tax expense	(12,106)	(4,737)	(24,616)	(14,754)
Net (loss) income	$(21,784)	$841	$(39,947)	$(17,631)

Net (loss) income per share attributable to Class A and Class B common stockholders — basic and diluted	$(0.10)	$—	$(0.19)	$(0.09)
Weighted-average common shares outstanding — basic and diluted	213,160	195,650	211,057	192,068

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$32,254	$25,397	$36,154	$31,175
Cash flows from investing activities
Additions to capital assets	(5,357)	(8,157)	(12,538)	(4,715)
Investments in notes receivable	(600)	(13,854)	(600)	(14,585)
Collection of notes receivable	82	82	8,264	164
Proceeds from sale of assets	—	15,000	11	15,000
Acquisition of businesses, net of cash acquired	(8,500)	(11,857)	(10,000)	(19,857)
Purchases of intangible assets	(2,500)	(471)	(4,000)	(943)
Net cash used in investing activities	(16,875)	(19,257)	(18,863)	(24,936)
Cash flows from financing activities
Proceeds from issuance of common stock in private placement, net of offering expenses	—	7,000	—	7,000
Repayments of debt	—	(18,306)	(786)	(19,092)
Repayments under finance leases	(122)	(84)	(240)	(147)
Taxes withheld under equity-based compensation plans, net	(4,448)	—	(5,060)	(100)
Net cash used in financing activities	(4,570)	(11,390)	(6,086)	(12,339)
Net increase (decrease) in cash, cash equivalents, and restricted cash	10,809	(5,250)	11,205	(6,100)
Cash, cash equivalents, and restricted cash at beginning of period	72,904	73,296	72,508	74,146
Cash, cash equivalents, and restricted cash at end of period	$83,713	$68,046	$83,713	$68,046

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in thousands)	June 30, 2024	December 31, 2023
Cash and cash equivalents	$83,713	$72,508
Inventory	103,829	95,294
Other current assets	48,722	61,058
Property and equipment, net	269,699	268,082
Operating lease right-of-use assets	137,324	130,556
Intangible assets, net	216,153	221,452
Goodwill	50,032	47,538
Other noncurrent assets	19,891	23,062
Total Assets	$929,363	$919,550

Total current liabilities	$103,056	$92,686
Long-term debt, net	289,530	297,565
Operating lease liabilities, noncurrent	266,499	261,087
Other noncurrent liabilities	152,735	125,340
Total stockholders’ equity	117,543	142,872
Total Liabilities and Stockholders’ Equity	$929,363	$919,550

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
We define “Adjusted Gross Profit” as gross profit excluding non-cash inventory costs, which include depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, start-up costs included in cost of goods sold, and other non-cash inventory adjustments. We define “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of net revenue. Our “Adjusted EBITDA” is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of net revenue. Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense, other (income) expense interest expense, depreciation and amortization, depreciation and amortization included in cost of goods sold, non-cash inventory adjustments, equity-based compensation, equity-based compensation included in cost of goods sold, start-up costs, start-up costs included in cost of goods sold, transaction-related and other non-recurring expenses, and gain or loss on sale of assets. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with U.S. GAAP, but they should not be considered a substitute for, or superior to, U.S. GAAP results.
The following table presents Adjusted Gross Profit for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2024	2023	2024	2023
Gross Profit	$41,573	$28,319	$93,610	$64,023
Depreciation and amortization included in cost of goods sold	7,105	8,503	14,767	14,830
Equity-based compensation included in cost of goods sold	4,336	1,931	6,547	1,981
Start-up costs included in cost of goods sold(1)	—	—	—	1,570
Non-cash inventory adjustments(2)	—	6,172	474	10,114
Adjusted Gross Profit	$53,014	$44,925	$115,398	$92,518
Adjusted Gross Margin	37.5%	36.5%	40.6%	39.0%
(1)Incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting from delays in regulatory approvals at certain cultivation facilities.
(2)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
The following table presents Adjusted EBITDA for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2024	2023	2024	2023
Net (loss) income	$(21,784)	$841	$(39,947)	$(17,631)
Income tax expense	12,106	4,737	24,616	14,754
Other, net	(379)	(24,044)	(689)	(24,309)
Interest expense	8,535	10,481	17,073	19,456
Depreciation and amortization	15,681	15,543	32,061	29,262
Non-cash inventory adjustments(1)	—	6,172	474	10,114
Equity-based compensation	7,515	4,129	16,195	7,134
Start-up costs(2)	951	278	1,445	2,805
Transaction-related and other non-recurring expenses(3)	5,721	2,971	9,604	3,273
Loss (gain) on sale of assets	—	216	(11)	(226)
Adjusted EBITDA	$28,346	$21,324	$60,821	$44,632
Adjusted EBITDA Margin	20.0%	17.3%	21.4%	18.8%
(1)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.
(2)One-time costs associated with acquiring real estate, obtaining licenses and permits, and other costs incurred before commencement of operations at certain locations, as well as incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting from delays in regulatory approvals at certain cultivation facilities. Also includes other one-time or non-recurring expenses, as applicable.
(3)Legal and professional fees associated with litigation matters, potential acquisitions, other regulatory matters, and other non-recurring expenses. The three and six months ended June 30, 2024 include a fair value adjustment related to an acquisition earn-out of $490 and $630, respectively, and the three and six months ended June 30, 2023 include $497 and $988, respectively. The three and six months ended June 30, 2024 also include a reserve of $2,744 and $5,447, respectively, related to certain amounts associated with a previous transaction. Additionally, the six months ended June 30, 2024 includes $984 recognized as a discount on a noncurrent receivable. The three and six months ended June 30, 2023 include a $1,804 reserve recorded on a note receivable.